SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]        Definitive  Proxy  Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule
         14a-12



                               ITIS HOLDINGS INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant )

Payment of Filing Fee (check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules
         14a-6(i)(1) and 0-11.
          1)   Title  of  each class of securities to which transaction applies:
          2)   Aggregate  number  of  securities  to  which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
          4)   Proposed  maximum  aggregate  value  of  transaction:
          5)   Total  fee  paid:
     [ ] Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
          1)   Amount  previously  paid:
          2)   Form,  Schedule  or  Registration  Statement  No.:
          3)   Filing  Party:
          4)   Date  Filed:

                               ITIS HOLDINGS INC.
                                 10750 HAMMERLY
                              HOUSTON, TEXAS 77043
                               __________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS WILL BE HELD AT THE DATE, TIME, AND PLACE INDICATED BELOW:

DATE:     June  5,  2003
TIME:     11:00  a.m.,  Houston,  Texas,  Central  Daylight  Time
PLACE:    Houston  Center  Club
          1100  Caroline
          Houston,  Texas  77002

MATTERS TO BE VOTED ON:

          1.   Election  of  Directors

          2. Ratification of the appointment of Malone & Bailey, PLLC, as our independent public accountants for the fiscal year ended December 31, 2003.

          3. Any other business that may properly come before the meeting and any adjournment of the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEMS 1 AND 2. THESE ITEMS ARE MORE FULLY DESCRIBED IN THE ATTACHED PROXY STATEMENT.

Stockholders who are holders of record at the close of business on April 28, 2003, are entitled to notice of, and to vote at, the annual meeting. A holder of shares is entitled to one vote for each share of common stock owned on all matters properly brought before the meeting. Cumulative voting for directors is not permitted.

Please read the attached proxy statement and the voting instructions on the proxy card and then vote by completing, signing, and dating the proxy card and returning it in the enclosed postage prepaid envelope or by faxing it to (713) 462-8598. If you attend the annual meeting, you may, if you prefer, vote your shares in person. Please contact Carol Wilson at (281) 600-6000 if you have any questions. This proxy statement is being mailed to our stockholders on or about April 30, 2003.

                                 By Order of the Board of Directors,


                                 Carol A. Wilson
                                 Secretary


Houston, Texas
April 30, 2003

                                TABLE OF CONTENTS



                                                                 Page
                                                                 ----

QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . .     1

BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . .     3

  Election of Directors . . . . . . . . . . . . . . . . . . . .     3
  Directors Whose Terms of Office Continue. . . . . . . . . . .     3
  Board Meetings. . . . . . . . . . . . . . . . . . . . . . . .     5
  Committees of the Board of Directors. . . . . . . . . . . . .     5
  Board Compensation. . . . . . . . . . . . . . . . . . . . . .     5

EXECUTIVE OFFICERS. . . . . . . . . . . . . . . . . . . . . . .     6

  Other Significant Employees . . . . . . . . . . . . . . . . .     6
  Family Relationships. . . . . . . . . . . . . . . . . . . . .     7

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . .     7

STOCK OWNERSHIP . . . . . . . . . . . . . . . . . . . . . . . .     8

TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS     9

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . . . . . . . . .    10

VOTE REQUIRED AND RECOMMENDATION ON ITEM 1. . . . . . . . . . .    10

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . .    10

VOTE REQUIRED AND RECOMMENDATION ON ITEM 2. . . . . . . . . . .    11

STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . .    12

ANNUAL REPORT . . . . . . . . . . . . . . . . . . . . . . . . .    12

                                 PROXY STATEMENT
                              QUESTIONS AND ANSWERS

The board of directors is soliciting proxies to be used at the annual meeting. This proxy statement is first being sent to stockholders on or about April 30, 2003. The following questions and answers are intended to provide brief answers to frequently asked questions concerning the annual meeting. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire proxy statement, as well as its appendices and the documents incorporated by reference in this proxy statement.

Q:   WHAT MAY I VOTE ON?

A: At the annual meeting, you will be voting on two proposals. Item numbers refer to the numbers on the proxy card.

     Item 1: Election of three Class I directors to hold office for three years.

     Item 2: Ratification of the appointment of Malone & Bailey, PLLC, as our independent public accountants for the fiscal year ending December 31, 2003.

Q:   HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A: The board of directors recommends that you vote for the nominees for Class I directors and in favor of Item 2.

Q:   WHO IS ENTITLED TO VOTE?

A: Only stockholders of record on the close of business on April 28, 2003, are entitled to notice of, and to vote at, the annual meeting. Each share of common stock is entitled to one vote. On April 28, 2003, we had 5,189,338 shares of common stock outstanding.

Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders of record on the close of business on April 28, 2003 can attend the meeting. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the meeting. A copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, will serve as proof of share ownership.

Q:   HOW DO I VOTE?

A: To cast your vote by mail, please complete, sign, and mail the proxy card in the enclosed postage prepaid envelope or fax it to (713) 462-8598. By voting, you will authorize the persons named on the proxy card, who will be your "proxies," to vote your shares as you instruct. You may vote for all, some, or none of the nominees for director. You may also approve, disapprove, or not vote on the other proposals.

     If you do not instruct your proxies how to cast your votes for directors, your proxies will vote FOR election of all of the nominees for directors. If you "withhold" your vote for any of the nominees, your vote will not be counted in the tabulation of votes cast on that nominee. If you leave Items blank, your proxies will vote FOR approval of the item that you left blank.

Q:   HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

A: You can change your vote or revoke your proxy at any time before the meeting in any of three ways:

     - by sending written notice to our Secretary, Carol A. Wilson; at P. O. Box 41939, Houston, Texas 77241; fax (713) 462-8598.

     -    by sending another proxy that is properly signed and later dated; or

     -    by voting in person at the meeting.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:   HOW WILL VOTES BE COUNTED?

A: The annual meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding shares of common stock entitled to vote. If you have returned a signed proxy card or attend the meeting in person, then you will be considered part of the quorum, even if you do not vote. Failures to vote, referred to as abstentions, are not counted in the tally of votes for or against a proposal. A withheld vote is the same as an abstention.

     Broker non-votes occur when proxies submitted by brokers, banks, or other nominees holding shares in "street" name do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions on how to vote on the proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes. However, broker non-votes and abstentions will not be counted as votes cast on a proposal and will have the effect of a vote "AGAINST" a particular proposal. Broker non-votes will have no effect upon the election of directors.

Q: WHAT HAPPENS IF I DO NOT RETURN MY PROXY CARD AND DO NOT VOTE AT THE ANNUAL MEETING?

A: If you do not attend the annual meeting and do not submit a proxy, the effect will be that you will not be considered part of, or count towards, achieving a quorum. The failure to return a proxy card and vote will have neither the effect of a vote "FOR" nor "AGAINST" the matters to be voted on.

Q:   WHO WILL PAY THE COSTS OF OBTAINING THE PROXIES?

     We will pay all of the costs of obtaining proxies on the enclosed form. Some of our directors, officers, and other employees may solicit proxies personally or by telephone, mail, or fax. They will not be specially compensated for these solicitation activities. We do not expect to pay any fees for proxies. We may, however, pay brokerage firms and other custodians for their reasonable expenses for forwarding proxy materials to the beneficial owners of our common stock.

Q:   HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement. If any other matter is presented at the meeting on which a vote may be properly taken, the shares of our common stock represented by proxies will be voted in accordance with the judgment of the persons named as proxies on the enclosed proxy card.

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

There are currently six directors on our board of directors. Our bylaws provide that the board of directors be divided into three classes with staggered three-year terms. Class I Directors' term expires in 2003. Class II Directors' term expires in 2004. Class III Directors' term expires in 2005. The board has selected as nominees for election at the annual meeting three current directors to be elected as Class I directors whose terms will expire at the 2006 annual meeting.

The election of the directors requires the affirmative vote of a plurality of the shares of our common stock voted at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR HUNTER M. A. CARR AND KELLEY
V. KIRKER AS CLASS I DIRECTORS.

All nominees have consented to serve as directors. The board has no reason to believe that any of the nominees will be unable to act as director. However, if a director is unable to stand for re-election, the board may either reduce the size of the board or designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

The nominees for Class I directors to serve three-year terms are as follows:

HUNTER M.A. CARR
Age:                          55
Director since:               March 30, 1999
Recent business experience:   Mr. Carr has been our chairman of the board of
                              directors, president and chief executive officer since March 30, 1999. Mr. Carr founded National
                              Law Library, Inc. and has served as chairman of the board since November 1998. From April 1994 until July 1999, Mr. Carr served as chief executive officer of ITIS, Inc. (Litidex), a Texas corporation, and continues to serve as its chairman. In July 1999, Mr. Carr resigned as chief executive officer of Litidex, and in April 2000 the Texas corporation became a wholly owned subsidiary of ITIS. Mr. Carr serves as a director of IExalt, Inc.

KELLEY V. KIRKER
Age:                          43
Director since:               March 30, 1999
Recent business experience:   Mr. Kirker served as one of our vice presidents
                              from June 15, 1999 until July 13, 1999. He has also served as a director of National Law Library since July 1, 1999. On October 1, 1999, Mr. Kirker was appointed chief executive officer of ITIS
                              Litidex, having served as its president and chairman since April 1994. In May 2002, he resigned as chief executive officer of ITIS
                              Litidex and became president and chief executive officer of OnPoint Solutions Inc. From 1987 until
                              1994, he was employed by MLSI, Inc., a company engaged in litigation support service and owned by Mr. Carr. Prior to 1987, Mr. Kirker was employed for approximately five years by Texaco, Inc. in its computer information service area.

Directors whose terms of office continue and expire at the 2004 annual meeting:

GEORGE A. ROBERTS
Age:                          84
Director since:               January 1, 2000
Recent business experience:   Dr. Roberts served Teledyne, Inc. in various
                              positions from 1966 until his retirement in 1993.
                              He began his service as president, became chief executive officer and president in 1986, was elected vice chairman of the board and chief executive officer in 1991, and became chairman of the board in 1991. Prior to that time, from 1941 until 1966, Dr. Roberts was employed by the Vasco
                              Metals Corporation, first as research
                              metallurgist, as chief metallurgist in 1945, as vice president-technology in 1953, and was elected president in 1961.

                              Dr. Roberts is a member of the National Academy of Engineering, a fellow of The American Society for Metals, The Metallurgical Society and The Society of Manufacturing Engineers. He is also a life trustee of the Carnegie-Mellon University. In 1980, he was awarded the Carnegie-Mellon University Distinguished Achievement Award. In 1984, Dr. Roberts received an award from the National Conference of Christians and Jews for distinguished service in the field of human relations, and he also received the 1984 Americanism Award from the Boy Scouts of America. Dr. Roberts is a director of Argonaut Group Inc.


W. PAUL THAYER
Age:                          83
Director since:               December 22, 1999
Recent business experience:   Mr.Thayer's background provides a wealth of
                              experience from which he can draw as a director.
                              From 1983 to 1984, he served in the Reagan
                              Administration as Deputy Secretary of Defense and received many awards for his service. Prior to this time, from 1970 to 1983, Mr. Thayer served as chairman of Ling-Temco-Vought in Dallas, Texas.
                              Mr. Thayer graduated number one in his Navy
                              Aviation Cadet Class. He later served as a test pilot, combat ace, commercial airline pilot, and he flew around the world in 1993. Mr. Thayer was a U.S. Navy combat ace in World War II and an experimental test pilot. He was the first pilot to break the sound barrier in a production Navy fighter. In 1994, he was inducted into the Navy
                              Experimental Test Pilots Hall of Fame, and he is a past recipient of the J. H. Doolittle Award and the Kitty Hawk Award. Among his many other honors are the Distinguished Flying Cross, two presidential citations, and the distinguished
                              Horatio Alger Award. Mr. Thayer's notable community service includes the Robert M. Thompson
                              Navy League Award for outstanding civilian leadership, the University of Kansas Distinguished
                              Service Citation for outstanding achievements and service to mankind, and the Air Force Medal and Decoration for Exceptional Civilian Service. In addition, Mr. Thayer is a past chairman of the Chamber of Commerce of the United States and of the National Corporate Advisory Board of the
                              Vietnam Veterans Memorial Fund.

Directors whose terms of office continue and expire at the 2005 annual meeting:

W. ALLYN HOAGLUND
Age:                          55
Director since:               July 27, 2000
Recent business experience:   Mr. Hoaglund is an experienced trial attorney in
                              Houston, Texas, Mr. Hoaglund concentrates his law practice on civil matters, including personal injury, malpractice, products liability, condemnation law, and major commercial litigation.
                              He has been in solo practice since 1987, having previously been associated with both Vinson &
                              Elkins and Helm, Pletcher & Hogan. Mr. Hoaglund holds a B.A. from Louisiana State University and a J.D. from the University of Houston Law Center and is admitted to practice before the United States
                              Supreme Court. He is board certified in Civil
                              Trial Law by the Texas Board of Legal
                              Specialization. He is a member of Phi Alpha Delta and the Order of the Barons, and a Fellow of the Houston Bar Foundation.


WALTER B. RAE
Age:                          75
Director since:               June 20, 2002
Recent business experience:   Mr. Rae's business career began with Minnesota
                              Mining & Manufacturing Company, where he served as Southern Sales Manager of its Reflective Products
                              Division. From 3M he became General Manager of
                              Wetmore & Co., a large creative printer in Houston, and later founded Screen Graphics, Inc., a silk screen printing company that grew to a large graphics company. Screen

                              Graphics, Inc. was ultimately sold to Lighting Systems, Inc., a publicly traded company. Mr. Rae retired in 1991 and has consulted with graphics companies since that time.

BOARD MEETINGS

The board met eight times during the year ended December 31, 2002, and took action by unanimous written consent three times. Each of the directors attended at least 75 percent of the meetings of the board of directors and any committees on which he served during the time he served thereon.

COMMITTEES OF THE BOARD OF DIRECTORS

Effective on January 1, 2000, the board of directors established an Audit Committee and a compensation committee and approved a written charter for the Audit Committee during 2002. All of the members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the NASD listing standards. The board of directors has determined that it does not have an Audit Committee financial expert because the Company has been unable to recruit a director with the necessary experience and expertise. The board of directors does not have a nominating committee. The Audit Committee met three times and the compensation committee met two times in the year ended December 31, 2002.

AUDIT COMMITTEE

Members:                      W. Allyn Hoaglund (Chairman)
                              Walter B. Rae
Functions:                    Engages our independent public accountants,
                              reviews with our independent public accountants the plans and results of the audit engagement, approves professional services provided by our independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

COMPENSATION COMMITTEE

Members:                      W. Paul Thayer (Chairman)
                              George A. Roberts
Functions:                    Determines compensation for executive officers and
                              administers our stock option and stock purchase plans.

BOARD COMPENSATION

Our 1999 Director Option Plan, which was adopted on March 26, 1999, and approved by the stockholders at the 2000 annual meeting, provides for the automatic grant to nonemployee directors, upon the director's election, of stock options to purchase shares of common stock of the company. Stock options under the Director Plan give the optionee the right to purchase shares of our common stock at future dates within ten years of the date of the grant. Each initial grant becomes exercisable in installments cumulatively as follows: on the date that is the six-month anniversary of the grant, for the greater of one-eighth of the shares of common stock subject to the initial grant or one-forty-eighth of the shares of common stock subject to the initial grant multiplied by the number of full months the director has served as one of our directors as of the date of such six-month anniversary. Each subsequent grant becomes fully exercisable on the first anniversary of the date of grant. The exercise price of each option is 100 percent of the fair market value of the stock on the date of grant. Options granted under the Director Plan will be nonqualified stock options. Upon the exercise of a nonqualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise price.

Outside directors receive a director's fee of $25,000 per year, payable in shares of our common stock. Committee fees were established to compensate the chairman with an additional $15,000 in shares per year and a member with an additional $12,000 in shares per year. In September 2002 and April 2001, we issued a total of 481,824 and 12,500 shares of our common stock, valued at $192,730 and $23,248 respectively, to outside directors.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors has reviewed and discussed the audited financial statements with management; discussed with the independent accountants the matters required to be discussed by SAS 61; received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions above, the Audit Committee of the board of directors recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

W. Allyn Hoaglund
Walter B. Rae

                               EXECUTIVE OFFICERS

All executive officers are elected annually, and serve at the discretion of, the board. Our executive officers are as follows:

Name              Age             Position                        Recent Business Experience
----------------  ---  ------------------------------  ------------------------------------------------
Hunter M.A. Carr   55  Chairman of the Board of        Please see information regarding Mr. Carr on
                       Directors, President and Chief  page 4.
                       Executive Officer since March
                       30, 1999

Kelley V. Kirker   43  President and Chief Executive   Please see information regarding Mr. Kirker on
                       Officer of OnPoint Solutions    page 4.
                       Inc. since May 2002

Joanna Hoover      53  Chief Financial Officer since   Ms. Hoover joined the company on May 1,
                       June 2000                       2000, after having served as outside Certified
                                                       Public Accountant for ITIS and its related
                                                       entities since 1994.  Ms. Hoover has been in the
                                                       practice of public accounting since 1973 and was
                                                       a shareholder/partner in the Houston accounting
                                                       firm of Nommensen, Hoover & Williams, P.C.,
                                                       from 1985 until April 30, 2000.  In addition to
                                                       being a CPA, she holds licenses in the fields of
                                                       insurance, securities, and investments.


OTHER SIGNIFICANT EMPLOYEES

The following sets forth information regarding significant employees who are not executive officers but who make or are expected to make significant contributions to our business.

Name                 Age            Position                        Recent Business Experience
-------------------  ---  -----------------------------  -------------------------------------------------
K. Charles Peterson   59  General Counsel                Mr. Peterson joined us as our general counsel in
                                                         May 2000.  He graduated from Harvard College,
                                                         Class of 1965, with an A.B. in Mathematics.
                                                         Peterson was a first lieutenant in the U.S. Army
                                                         and was decorated for service in Vietnam.  In
                                                         1976 he graduated summa cum laude from South
                                                         Texas College of Law, where he received the
                                                         Mary Moody Northen Award for Scholastic
                                                         Excellence, was on Law Review, and received
                                                         numerous American Jurisprudence awards.  A
                                                         former partner of the Reynolds, Allen & Cook
                                                         law firm in Houston, Peterson has continued in
                                                         private practice since 1976.


Carol Ann Wilson      61  Corporate Secretary            Ms. Wilson joined us as Secretary and Vice
                                                         President of Content for National Law Library in
                                                         June 1999. Since July 2000 she has served as
                                                         Corporate Secretary. From September 1995 to
                                                         April 1999, Ms. Wilson served as the legal
                                                         secretary and personal assistant to John M.
                                                         O'Quinn, P.C., and from 1980 to 1995, she was
                                                         the legal secretary to Joe H. Reynolds. Since
                                                         1985, Ms. Wilson has been an active member
                                                         and speaker in various state and national legal
                                                         secretary and paralegal organizations.

Kara A. Kirker        40  Chief Financial Officer and    Prior to joining us, Ms. Kirker provided contract
                          Treasurer of National Law      services to National Law Library as an officer of
                          Library since October 1, 1999  ITIS. From January 1994 until National Law
                                                         Library's inception in November 1998, Ms.
                                                         Kirker served as the controller and treasurer of
                                                         ITIS, in which positions she continues to serve.
                                                         From 1981 to 1994, Ms. Kirker served as
                                                         assistant treasurer of Stone & Webster Oil
                                                         Company, Inc. in the revenue accounting area.

FAMILY RELATIONSHIPS

Kara A. Kirker is a niece by marriage of Hunter M.A. Carr and is also married to Kelley V. Kirker. There are no other family relationships among any of our directors or executive officers.

                             EXECUTIVE COMPENSATION

The following table summarizes the compensation paid by ITIS directly to certain executive officers during the fiscal years ended December 31, 2000, 2001 and 2002. Apart from these officers, ITIS did not pay any other executive officers an annual salary and bonus exceeding $100,000 during these periods.

                                                        SUMMARY COMPENSATION TABLE
                                          FOR THE FISCAL YEARS ENDED DECEMBER 31, 2002 AND 2001


                                          ANNUAL COMPENSATION                            LONG TERM COMPENSATION
                           -----------------------------------------------  -----------------------------------------------
                                                                                    AWARDS                 PAYOUTS
                                                                            ----------------------  -----------------------
                                                                OTHER       RESTRICTED  SECURITIES                ALL
NAME AND PRINCIPAL                                              ANNUAL        STOCK     UNDERLYING   LTIP        OTHER
POSITION                    YEAR     SALARY        BONUS     COMPENSATION     AWARDS      OPTIONS   PAYOUTS   COMPENSATION
-------------------------  ------  -----------  -----------  -------------  -----------  ---------  --------  -------------
Hunter M.A. Carr,            2002  $   182,250  $         -  $           -  $60,000              -  $      -  $           -
  Chairman of the Board,     2001  $   180,000  $         -  $           -  $     -              -  $      -  $           -
  President and Chief        2000  $   180,000  $         -  $           -  $     -              -  $      -  $           -
  Executive Officer
David P. Harriman,           2002  $    75,000  $         -  $           -  $     -              -  $      -  $           -
  Former Chief Operating     2001  $   120,000  $         -  $           -  $     -              -  $      -  $           -
  Officer and President      2000  $   106,667  $         -  $           -  $     -              -  $      -  $           -
  of National Law Library
Kelley V. Kirker,            2002  $   121,500  $         -  $           -  $50,000              -  $      -  $           -
  Chief Operating Officer    2001  $   120,000  $         -  $           -  $     -              -  $      -  $           -
  of ITIS Holdings and       2000  $   120,000  $         -  $           -  $     -              -  $      -  $           -
  President of OnPoint
  Solutions
Joanna Hoover,               2002  $   121,000  $         -  $           -  $30,000              -  $      -  $           -
  Chief Financial Officer    2001  $   120,000  $         -  $           -  $     -              -  $      -  $           -
                             2000  $    70,000  $         -  $           -  $     -              -  $      -  $           -

There were no grants of stock options or stock appreciation rights during the year ended December 31, 2002.

The following table sets forth the number and value of securities underlying unexercised options held on December 31, 2002. There were no exercises of stock options during the year ended December 31, 2002.

                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                    OPTIONS AT END OF PERIOD        AT END OF PERIOD (1)
                   ---------------------------  ----------------------------
NAME               EXERCISABLE  UNEXERCISEABLE  EXERCISABLE   UNEXERCISABLE
-----------------  -----------  --------------  ------------  --------------
 DECEMBER 31, 2002
Hunter M.A. Carr     2,589,977               -  $          -  $            -
David Harriman          30,000               -  $          -  $            -


(1) Based on the difference between the option exercise prices and the closing sale prices of $.10 of our common stock as reported on the over-the-counter bulletin board on December 31, 2002, multiplied by the number of shares underlying the options.

                                STOCK OWNERSHIP

The following table sets forth information as of April 28, 2003, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of common stock,
(ii) by each director or executive officer, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

The mailing address for each person identified below is c/o ITIS Holdings Inc., 10750 Hammerly, Houston, Texas, 77043.

                                          SHARES          PERCENTAGE OF
                                       BENEFICIALLY        OUTSTANDING
NAME                                      OWNED             SHARES (1)
Hunter M.A. Carr                          1,919,268  (2)           37.0%
Kelley V. Kirker                            310,657  (3)            6.0%
Paul Thayer                                 202,500                 3.9%
George A. Roberts                           149,324                 2.9%
Walter B. Rae                               132,500                 2.6%
W. Allyn Hoaglund                           130,000                 2.5%
K. Charles Peterson                          98,567  (4)            1.9%
Joanna Hoover                                82,500                 1.6%
Carol Ann Wilson                             77,848                 1.5%
                                       ------------       --------------

All officers and directors as a group     3,103,164                59.8%
                                       ============       ==============


1) Percentage of beneficial ownership is based on 5,189,338 shares of common stock outstanding as of April 28, 2003. In computing an individual's beneficial ownership, the number of shares of common stock subject to options held by that individual that are exercisable as of or within 60 days of April 28, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the beneficial ownership of any other person.

(2) Includes options to purchase 125,000 common shares that are currently exercisable.

(3) Includes 85,000 shares held by Mr. Kirker's spouse, as to which Mr. Kirker disclaims beneficial ownership.

(4) Includes options to purchase 10,000 common shares that are currently exercisable.

TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

As of December 31, 2002 and 2001, the total principal amount owed to Hunter Carr, CEO of ITIS, was $2,150,117. Accrued but unpaid interest amounted to $298,663 and $160,196 at December 31, 2002 and 2001, respectively. Prior to May 22, 2002, notes payable to Mr. Carr bore interest at the rate of prime plus two percent per year, payable in cash on demand after one year. At Mr. Carr's option and with 30 days written notice, the notes could be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS had sold its common stock during the one-year period preceding the exercise of this option. On May 22, 2002, a new note was issued to Mr. Carr in the amount of $2,150,117 as a renewal and consolidation of all prior notes. The new note bears interest at the rate of 18% per year, and is payable on demand after one year. In connection with the new note, ITIS issued detachable warrants to Mr. Carr to purchase up to 2,464,977 shares of common stock of ITIS at $.96 per share and cancelled any and all rights to convert principal and interest of the prior notes to common stock. Expense of $99,074 related to the issuance of these warrants was recorded in May 2002.With respect to this note payable, Mr. Carr has provided written commitment to ITIS to provide forbearance and extend the due date on such note to at least July 15, 2004, if to demand payment would impair ITIS's ability to meet its other existing liabilities and commitments. Management believes that to demand payment would impair ITIS's ability to meet other obligations and therefore, the note has been classified as long-term.

In connection with the acquisition of Litidex, ITIS assumed liabilities to Hunter M. A. Carr in the amount of $425,050. In September 2001 Mr. Carr forgave this debt and the $425,050 was recorded as additional paid in capital.

In October 2000, February 2001, and March 2002, ITIS executed demand notes for $400,000, $190,000, and $250,000 respectively, in favor of George A. Roberts, a member of its board of directors. The notes bore interest at the rate of prime plus two percent per year, payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the notes could be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS has sold its common stock during the one-year period preceding the exercise of this option. On October 24, 2001, ITIS's wholly owned subsidiary ITIS, Inc., a Texas corporation that conducts business as Litidex, executed a promissory note for $1,000,000 in favor of Dr. Roberts. This note bore interest at an annual fixed rate equal to the lesser of the maximum amount allowed by law as adjusted from time to time or 18%, and was payable in full with accrued interest after one year. The note was secured by a Security Agreement covering all accounts, contract rights and general intangibles arising out of the litigation support project among Litidex, the law firm of Christian Smith & Jewell, and the law firm of O'Quinn, Laminack & Pirtle. Legal fees of $29,100 were paid from the proceeds of this note. On May 22, 2002, a new note was issued to Dr. Roberts in the amount of $1,840,000 as a renewal and consolidation of all prior notes. The new note bears interest at the rate of 18% per year, and is payable on demand after one year. In connection with the new note, ITIS issued detachable warrants to Dr. Roberts to purchase up to 2,107,352 shares of common stock of ITIS at $.96 per share and cancelled any and all rights to convert principal and interest of the prior notes to common stock. Expense of $84,700 related to the issuance of these warrants was recorded in May 2002. With respect to this note payable, Dr. Roberts has provided written commitment to ITIS to provide forbearance and extend the due date on such note to at least July 15, 2004, if to demand payment would impair ITIS's ability to meet its other existing liabilities and commitments. Management believes that to demand payment would impair ITIS's ability to meet other obligations and therefore, the note has been classified as long-term.

In October 2000, ITIS executed a demand note for $50,000 in favor of W. Allyn Hoaglund, a member of its board of directors. The note bears interest at the rate of prime plus two percent per year and is payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the note may be repaid in common stock of ITIS at a discounted price based on the lowest price at which ITIS has sold its common stock during the one-year period preceding the exercise of this option.

On February 5, March 21, April 11, and May 16 of 2001, and on April 3, 2002, ITIS executed demand promissory notes for $50,000, $70,000, $25,000, $12,500, and $50,000 respectively, in favor of W. Paul Thayer, a member of the board of directors. On May 31, 2001, ITIS repaid Mr. Thayer $25,000 of principal toward these notes. Prior to May 22, 2002, the notes bore interest at the rate of prime plus two percent per year, payable in cash on demand after one year. At the option of the holder and with 30 days written notice, the notes could be repaid in common stock of

ITIS at a discounted price based on the lowest price at which ITIS had sold its common stock during the one-year period preceding the exercise of this option. On May 22, 2002, a new note was issued to Mr. Thayer in the amount of $182,500 as a renewal and consolidation of all prior notes. The new note bears interest at the rate of 18% per year, and is payable on demand after one year. In connection with the new note, ITIS issued detachable warrants to Mr. Thayer to purchase up to 204,102 shares of common stock of ITIS at $.96 per share and cancelled any and all rights to convert principal and interest of the prior notes to common stock. Expense of $8,203 related to the issuance of these warrants was recorded in May 2002. With respect to this note payable, Mr. Thayer has provided written commitment to ITIS to provide forbearance and extend the due date on such note to at least July 15, 2004, if to demand payment would impair ITIS's ability to meet its other existing liabilities and commitments. Management believes that to demand payment would impair ITIS's ability to meet other obligations and therefore, the note has been classified as long-term.

On July 1, 2002, ITIS and its wholly owned subsidiary PharmHouse entered into a Purchase Agreement and Grant of Net Revenue Interest with Rainmaker Ventures, Ltd., a Texas limited partnership in which Hunter M.A. Carr, W. Paul Thayer and George Roberts are limited partners. Messrs. Carr, Thayer and Roberts are directors of ITIS and Mr. Carr is the President, Chief Executive Officer, and Chairman of the Board of ITIS. Under the terms of the Purchase Agreement, Rainmaker committed to fund up to $2,500,000 to ITIS in exchange for a 50% interest in the net revenues of the first 14 pharmacy locations opened by PharmHouse. The Purchase Agreement also grants to Rainmaker an option to acquire a 50% net revenue interest in an additional 4 pharmacies in exchange for additional funding of $500,000 to ITIS. As of December 31, 2002, Rainmaker has funded $2,139,500 of the $2,500,000 purchase price. Although it is the intent of the parties that a material amount of the purchase price will be used for the purpose of constructing and opening separately licensed pharmacy locations, the Agreement does not place any restrictions on the use of such funds by ITIS. The amount of funding of the $2,500,000 is dependent upon the opening of at least one separately licensed specialty medication pharmacy for each $166,667 invested by Rainmaker as of the date of the funding request. While only two pharmacies have begun operations as of the filing date of this Form 10-KSB, Rainmaker has honored all funding requests made by ITIS. Due to the related- party nature of this transaction and pursuant to EITF 88-18, management has recorded the funding from Rainmaker as a long-term liability of ITIS rather than as deferred revenue, and has recorded accrued interest payable in regard to this liability in the amount of $56,117 during the year ended December 31, 2002. At the time the pharmacies begin to generate net revenues to distribute to Rainmaker, ITIS will apply those payments to the long-term liability and accrued interest payable until the recorded liabilities are extinguished. Payments made thereafter will be recorded as an ordinary operating expense.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reports furnished to us during our 2002 fiscal year and the written representations we have received, all SEC filing requirements applicable to our directors, officers, and holders of more than 10% of the outstanding shares of our common stock were complied with on a timely basis during that period.

VOTE REQUIRED AND RECOMMENDATION ON ITEM 1-CLASS I DIRECTORS

Directors are elected by a plurality of the quorum with the two persons receiving the largest number of votes being elected even though less than a majority.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. CARR AND KIRKER AS CLASS I DIRECTORS. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THESE NOMINEES UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (ITEM 2 ON PROXY CARD)

We are asking you to ratify the Audit Committee's selection of Malone & Bailey, PLLC as our independent public accountants for the fiscal year ended December 31, 2003. So far as is known to the Company, neither such firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and clients. The Board of Directors recommends that the appointment of Malone & Bailey, PLLC as independent public accountants for the Company for the fiscal year ending December 31, 2003 be ratified by the stockholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such ratification at the annual meeting or any adjournment thereof. The ratification of Malone & Bailey, PLLC as the independent public accountants of the Company will not be binding on the Company and the Audit Committee may select a new firm to act as the independent public accountants of the Company at any time in their discretion. An adverse vote will be considered a direction to the

Audit Committee to select other independent public accounts in the following year.

On September 16, 2002, upon recommendation of the Audit Committee, the board of directors of ITIS voted to dismiss and replace Harper & Pearson Company as ITIS's independent accountants with Fitts, Roberts & Co., P.C. ITIS's consolidated financial statements for the fiscal year ended December 31, 2002 have been audited by Fitts, Roberts & Co., P.C. A representative of Fitts, Roberts & Co., P.C. might be present at the annual meeting and may make a statement or respond to appropriate questions.

For the years ended December 31, 2000 and 2001, Harper & Pearson Company's report did not contain any adverse opinions or disclaimers of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the subsequent interim period January 1, 2002 through September 16, 2002, there were no disagreements with Harper & Pearson Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Harper & Pearson Company, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of ITIS for such period. ITIS authorized Harper & Pearson Company to respond fully to the inquiries of Fitts, Roberts & Co. P.C.

On April 21, 2003, the Audit Committee voted to dismiss and replace Fitts, Roberts & Co. P.C. as ITIS's independent accountants with Malone & Bailey, PLLC. ITIS's consolidated financial statements for the fiscal year ended December 31, 2002 have been audited by Fitts, Roberts & Co., P.C. For the year ended December 31, 2002, Fitts, Robert's & Co. P.C.'s report did not contain any adverse opinions or disclaimers of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the subsequent interim period January 1, 2003 through April 24, 2003, there were no disagreements with Fitts, Roberts & Co. P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Fitts, Roberts & Co. P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of ITIS for such period. ITIS authorized Fitts, Roberts & Co. P.C. to respond fully to the inquiries of Malone & Bailey, PLLC.

AUDIT FEES

The aggregate fees billed for professional services rendered by the Company's independent public accountants for the audit of the Company's financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $93,654.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The were no fees billed for professional services rendered in connection with operating or supervising the operation of information systems, managing a local work area, and designing or implementing a hardware or software system to aggregate data material to the Company's financial statements for the fiscal year ended December 31, 2002.

ALL OTHER FEES

The were no fees billed for other professional services rendered by the Company's independent public accountants for the fiscal year ended December 31, 2002.

INDEPENDENCE

The Audit Committee considered whether, and has determined that, the provision of these services is compatible with maintaining the independent accountant's independence.

VOTE REQUIRED AND RECOMMENDATION ON ITEM 2

The affirmative vote of a majority of the shares present is needed to ratify Malone & Bailey, PLLC as independent public accountants for 2003. Broker non-votes and abstentions will not be counted as votes for this proposal. As of April 28, 2003 there were 5,189,338 shares of our common stock outstanding and entitled to vote on this proposal. The approval of Item 2 is not conditioned upon the approval of the other item.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE SELECTION OF MALONE & BAILEY, PLLC AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE RATIFICATION OF MALONE & BAILEY, PLLC UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY VOTE.

                              STOCKHOLDER PROPOSALS

We must receive any stockholder proposal intended for inclusion in the proxy materials for our annual meeting to be held in 2004 no later than December 31, 2003. Our Articles of Incorporation provide that proposals by the stockholders must be received at least 30 days prior to the meeting to be considered at such meeting; provided however, if we give less than 40 days' notice of such meeting a stockholder proposal may be considered if we receive notice of it within 10 days after the notice of the meeting. You must submit your proposal in writing to our Secretary, c/o ITIS Holdings Inc., 10750 Hammerly, Houston, Texas 77043.

                                  ANNUAL REPORT

Our annual report on Form 10-KSB, which includes our consolidated financial statements, is being mailed to you along with this proxy statement. UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE TO ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES TO SUCH REPORT. SUCH REQUEST SHOULD BE DIRECTED TO:

                               ITIS Holdings Inc.
                                 10750 Hammerly
                              Houston, Texas 77043
                           Attention:  Carol A. Wilson
                              Phone: (281) 600-6000

                               ITIS HOLDINGS INC.
                        FORM OF PROXY FOR ANNUAL MEETING
                             TO BE HELD JUNE 5, 2003


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Hunter M.A. Carr or Kelley V. Kirker, or either of them, proxies of the undersigned, with full powers of substitution to vote all of the shares of common stock of ITIS Holdings Inc. that the undersigned is entitled to vote at the annual meeting to be held on June 5, 2003, and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN
                         PROPOSAL 1 AND FOR PROPOSAL  2.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

[X]   PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.     Election of Class I Directors        FOR       WITHHOLD          Nominees:
                                                                        ---------
       Instruction:  TO WITHHOLD AUTHORITY  ALL       AUTHORITY         Hunter M.A. Carr
       TO VOTE FOR ANY INDIVIDUAL                      FOR ALL          Kelley V. Kirker
       NOMINEE, WRITE IN THAT NOMINEE'S     [ ]       NOMINEES
       NAME ON THE LINES BELOW.                         [ ]
     _____________________________________
     _____________________________________
     _____________________________________


2.     Ratification of the appointment of   FOR       AGAINST           ABSTAIN
       Malone & Bailey, PLLC as             [ ]         [ ]               [ ]
       independent public accountants for
       2003.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.


                              This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR BY FACSIMILE TO (713) 462-8598.


                              ---------------------------------
                              Signature

                              Dated:                     , 2003
                                     --------------------
                              NOTE: Please sign your name exactly as it appears on the share certificate. Only one of several joint owners need to sign. Fiduciaries should give their full title.